EXHIBIT 99.1

Contact:	Investor Contact: Tom Fitzsimmons, tom.fitzsimmons@avid.com, 978-640-3346
Media Contact: Carter Holland, carter.holland@avid.com , 978-640-3172

Avid Announces Results for First Quarter
Reports 5th Consecutive Quarter of Year-on-Year Revenue Growth

BURLINGTON, MA., April 21, 2011 — Avid® (NASDAQ: AVID) today reported revenues of $166.3 million for the three-month period ended March 31, 2011, compared to $156.0 million for the same period in 2010. The GAAP net loss for the first quarter was $5.1 million, or $0.13 per share, compared to a GAAP net loss of $13.5 million, or $0.36 per share, in the first quarter of 2010.

The GAAP net loss for the first quarter of 2010 and 2011 included amortization of intangible assets, stock-based compensation, restructuring and other charges and related tax adjustments collectively totaling $8.9 million and $4.3 million, respectively. Excluding these items, non-GAAP net loss for the first quarter of 2011 was $0.8 million, or $0.02 per share, compared to a non-GAAP net loss of $4.6 million, or $0.12 per share, for the first quarter of 2010.

“We are building on the momentum we established throughout the past year,” said Gary Greenfield, chairman and CEO at Avid.  “This quarter represented the third consecutive quarter that we achieved a non-GAAP operating profit.  With a number of new products now in the market, and a Q1 non-GAAP operating profit for the first time since 2007, we are off to a solid start for the year.”

The GAAP operating loss for the first quarter of 2011 was $3.4 million.   This included amortization of intangible assets, stock-based compensation and restructuring items collectively totaling $4.3 million.   Excluding these items, non-GAAP operating profit was $0.9 million for the first quarter of 2011.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

Conference Call
A conference call to discuss Avid’s first quarter 2011 financial results will be held today, April 21, 2011 at 4:30 p.m. ET. The call will be open to the public and can be accessed by dialing 719.457.2617 and referencing confirmation code 4569475. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investors tab at www.avid.com for complete details prior to the start of the conference call.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The reconciliation of the GAAP to non-GAAP financial measures that we provide is in the tables attached to this press release.

Management considers both GAAP and non-GAAP financial results in managing our business.  Non-GAAP financial measures are used internally, for example, in establishing annual operating budgets, in assessing operating performance and for measuring performance under incentive compensation plans. Non-GAAP financial measures are also used in operating and financial decision-making because we believe these measures reflect our ongoing business and allow meaningful period-to-period comparisons. We believe it is useful for investors and others to also review both GAAP and non-GAAP measures in order to understand and evaluate our current operating performance and future prospects in the same manner as management and to compare in a consistent manner the company’s current financial results with past financial performance. The primary limitations associated with our use of non-GAAP financial measures are that they may not include all items of income and expense that affect our operations and that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net loss, do not have standardized meanings.  Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies.   We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

About Avid
Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world – from the most prestigious and award-winning feature films, music recordings, television shows, live concert tours and news broadcasts, to music and movies made at home. Some of Avid’s most influential and pioneering solutions include Media Composer®, Pro Tools®, Interplay®, ISIS®, VENUE, Oxygen 8, Sibelius®, System 5, and Pinnacle Studio™. For more information about Avid solutions and services, visit www.avid.com, del.icio.us, Flickr, Twitter and YouTube; connect with Avid on Facebook; or subscribe to Avid Industry Buzz.

© 2010 Avid Technology, Inc. All rights reserved. Avid, the Avid Logo, Interplay, ISIS, Media Composer, Pinnacle Studio, Pro Tools and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of Interplay Entertainment Corp., which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Net revenues:
Products	$137,335	$128,679
Services	28,988	27,277
Total net revenues	166,323	155,956

Cost of revenues:
Products	64,651	63,269
Services	14,387	14,040
Amortization of intangible assets	666	966
Total cost of revenues	79,704	78,275

Gross profit	86,619	77,681

Operating expenses:
Research and development	29,973	30,151
Marketing and selling	44,810	41,746
General and administrative	15,298	14,602
Amortization of intangible assets	2,145	2,857
Restructuring (recoveries) costs, net	(2,216)	1,340
Total operating expenses	90,010	90,696

Operating loss	(3,391)	(13,015)

Interest and other income (expense), net	(300)	-
Loss before income taxes	(3,691)	(13,015)

Provision for income taxes, net	1,426	467

Net loss	($5,117)	($13,482)

Net loss per common share - basic and diluted	($0.13)	($0.36)

Weighted-average common shares outstanding - basic and diluted	38,228	37,516

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Reconciliations of GAAP financial measures to Non-GAAP financial measures:

		Three Months Ended March 31, 2011

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	(Loss) Income	Provision	Loss
GAAP	$86,619	$90,010	($3,391)	$1,426	($5,117)

Amortization of intangible assets	666	(2,145)	2,811		2,811
Restructuring recoveries, net		2,216	(2,216)		(2,216)
Tax adjustment				55	(55)
Stock-based compensation included in:
Cost of products revenues	139		139		139
Cost of services revenues	268		268		268
Research and development expenses		(472)	472		472
Marketing and selling expenses		(1,218)	1,218		1,218
General and administrative expenses		(1,640)	1,640		1,640

Non-GAAP	$87,692	$86,751	$941	$1,481	($840)

Weighted-average shares outstanding - diluted					38,228

Non-GAAP net income per share - diluted					($0.02)

		Three Months Ended March 31, 2010

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	Loss	Provision	Loss
GAAP	$77,681	$90,696	($13,015)	$467	($13,482)

Amortization of intangible assets	966	(2,857)	3,823		3,823
Restructuring costs, net		(1,340)	1,340		1,340
Acquisition-related costs (a)		(686)	686		686
Tax adjustment				284	(284)
Stock-based compensation included in:
Cost of products revenues	189		189		189
Cost of services revenues	253		253		253
Research and development expenses		(651)	651		651
Marketing and selling expenses		(968)	968		968
General and administrative expenses		(1,261)	1,261		1,261

Non-GAAP	$79,089	$82,933	($3,844)	$751	($4,595)

Weighted-average shares outstanding - diluted					37,516

Non-GAAP net loss per share - diluted					($0.12)

(a)	Represents costs included in general and administrative expenses

Revenue Summary:
	Three Months Ended
	March 31,
	2011	2010
Video revenues	$94,651	$84,353
Audio revenues	71,672	71,603
Total net revenues	$166,323	$155,956

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	March 31,	December 31,
	2011	2010
ASSETS:
Current assets:
Cash and cash equivalents	$33,220	$42,782
Accounts receivable, net of allowances of $18,442 and $17,149
at March 31, 2011 and December 31, 2010, respectively	95,881	101,171
Inventories	125,100	108,357
Deferred tax assets, net	1,114	1,068
Prepaid expenses	9,381	7,688
Other current assets	16,818	16,130
Total current assets	281,514	277,196

Property and equipment, net	61,351	62,519
Intangible assets, net	27,340	29,750
Goodwill	247,315	246,997
Other assets	11,007	10,109

Total assets	$628,527	$626,571

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$47,493	$47,340
Accrued compensation and benefits	27,346	41,101
Accrued expenses and other current liabilities	41,431	40,986
Income taxes payable	4,183	4,640
Deferred revenues	51,399	40,585
Total current liabilities	171,852	174,652

Long-term liabilities	25,892	25,309
Total liabilities	197,744	199,961

Stockholders' equity:
Common stock	423	423
Additional paid-in capital	1,007,853	1,005,198
Accumulated deficit	(502,965)	(495,254)
Treasury stock at cost, net of reissuances	(87,188)	(91,025)
Accumulated other comprehensive income	12,660	7,268
Total stockholders' equity	430,783	426,610

Total liabilities and stockholders' equity	$628,527	$626,571

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net loss	($5,117)	($13,482)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,972	8,303
Provision for (recoveries of) doubtful accounts	144	(170)
Non-cash provision for restructuring	125	-
Gain on disposal of fixed assets	(5)	(13)
Compensation expense from stock grants and options	3,737	3,322
Changes in operating assets and liabilities, excluding initial effects of acquisitions:
Accounts receivable	9,613	(4,605)
Inventories	(16,743)	5,703
Prepaid expenses and other current assets	(3,300)	(690)
Accounts payable	107	2,803
Accrued expenses, compensation and benefits and other liabilities	(13,936)	(15,453)
Income taxes payable	(604)	205
Deferred revenues	11,143	7,560
Net cash used in operating activities	(6,864)	(6,517)

Cash flows from investing activities:
Purchases of property and equipment	(3,544)	(10,009)
Decrease in other long-term assets	190	281
Payments for business acquisitions, net of cash acquired	-	(16,087)
Purchases of marketable securities	-	(1,750)
Proceeds from sales of marketable securities	-	18,605
Net cash used in investing activities	(3,354)	(8,960)

Cash flows from financing activities:
Proceeds from (payments related to) the issuance of common stock under employee stock plans, net	127	(727)
Proceeds from revolving credit facilities	8,000	-
Payments on revolving credit facilities	(8,000)	-
Net cash provided by (used in) financing activities	127	(727)

Effect of exchange rate changes on cash and cash equivalents	529	(1,578)
Net decrease in cash and cash equivalents	(9,562)	(17,782)
Cash and cash equivalents at beginning of period	42,782	91,517
Cash and cash equivalents at end of period	$33,220	$73,735